UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 7, 2015, (i) GTECH S.p.A., a joint stock company organized under the laws of Italy (“GTECH”), was merged with and into International Game Technology PLC, a public limited company organized under the laws of England and Wales (“Holdco”), with Holdco continuing as the surviving company (the “Holdco Merger”), and (ii) Georgia Worldwide Corporation, a Nevada corporation (“Sub”), was merged with and into International Game Technology, a Nevada corporation (the “Company”), with the Company continuing as the surviving company (the “Company Merger” and, together with the Holdco Merger, the “Mergers”), in each case, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2014 and as amended on September 23, 2014, among GTECH, GTECH Corporation, a Delaware corporation (“GTECH Corporation”) (solely with respect to Section 5.02(a) and Article VIII), Holdco, Sub and the Company.  As a result of the Company Merger, the Company became a wholly-owned subsidiary of Holdco.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information in “Background Information” that relates to the Company Merger is incorporated herein by reference.

As a result of the Company Merger, each share of common stock, par value $0.00015625 per share, of the Company (“Company Common Stock”) outstanding immediately prior to the effective time of the Company Merger (other than shares of Company Common Stock owned by Holdco, Sub, GTECH, the Company or any of their respective subsidiaries) was converted into the right to receive (i) $14.3396 in cash without interest and (ii) 0.1819 ordinary shares, nominal value $0.10 per share, of Holdco (the “Exchange Ratio”). No fractional shares were issued in the Company Merger, and the Company’s stockholders are entitled to receive cash in lieu of any such fractional shares.

Each option to purchase Company Common Stock granted under a Company stock plan (each a “Company Option”) that was outstanding immediately prior to the effective time of the Company Merger became fully vested and was cancelled, and, in exchange therefor, each such holder of a cancelled Company Option received, in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such cancelled Company Option and (ii) the excess, if any, of $18.0209 (the “Cash Amount”) over the exercise price per share subject to such cancelled Company Option, without interest.

At the effective time of the Company Merger, each outstanding award of Company restricted stock units (including performance-based restricted stock units) or deferred stock units was fully vested and cancelled in exchange for an amount equal to the product of (i) the number of shares subject to such award (which, in the case of performance-based restricted stock units, was based on performance measures achieved or deemed achieved as of the effective time of the Company Merger) and (ii) the Cash Amount. Restricted stock unit awards granted between July 1, 2013 and July 15, 2014 (other than grants to non-employee directors or to employees who will become retirement-eligible prior to the final year of the award cycle) as well as certain awards granted after July 15, 2014 were generally converted into a time-vested award with respect to Holdco ordinary shares, based on the Exchange Ratio and the performance measures achieved or deemed achieved as of the effective time of the Company Merger, and vest on the earlier of (x) the date such award would have otherwise vested pursuant to the original terms of the award agreement and (y) the first anniversary of the closing of the Company Merger, subject to the employee’s continued employment through the applicable vesting date (or upon a qualifying termination of employment prior to that date).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 7, 2015, the Company notified the New York Stock Exchange (“NYSE”) of the effectiveness of the Company Merger and requested that the NYSE suspend trading of Company Common Stock and file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act as soon as practicable.

Item 3.03. Material Modification to Rights of Security Holders

The information in Item 2.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information in Item 2.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the effective time of the Company Merger, the Articles of Incorporation and the Bylaws of the Company were each amended and restated.  A copy of the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference. A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this Form 8-K, which Index to Exhibits is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: April 10, 2015	By:	/s/ Philip G. Satre
Philip G. Satre
President, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation of the Company

3.2*	Amended and Restated Bylaws of the Company

* Filed herewith.